This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(3)
Registration No. 333-178973

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2012

Prospectus supplement

(To prospectus dated January 11, 2012)

$

    % Senior Notes due

We are offering $         in aggregate principal amount of     % Senior Notes due                 . We will pay interest on the notes at the rate of     % per annum. We will pay interest on the notes semi-annually in arrears on                      and                      of each year, beginning on                 , 2013. The notes will mature on                 ,                 .

We may redeem the notes, in whole or in part, on or after                     ,                      (one month prior to maturity), at 100% of the principal amount of the notes, plus accrued interest. There is no sinking fund for the notes.

The notes will be unsecured senior obligations of Associated Banc-Corp and will rank equally in right of payment with all of our other unsubordinated debt from time to time outstanding. The notes will not be guaranteed by any of our subsidiaries.

The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the notes involves risks. See “Risk factors” beginning on page S-8 to read about factors you should consider before buying the notes.

None of the Securities and Exchange Commission, any state securities commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public offering price(1)%	$
Underwriting discount and commissions %	$
Proceeds to Associated Banc-Corp (before expenses)(1)%	$

(1)	Plus accrued and unpaid interest, if any, from , 2012.

The underwriter expects to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about                , 2012. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V.

Sole Book-Running Manager

Credit Suisse

The date of this prospectus supplement is                     , 2012

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different or additional information. We are not, and the underwriter is not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein or any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Associated” or to “we,” “us,” “our,” or similar references mean Associated Banc-Corp and does not include any of our subsidiaries.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us, and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated January 11, 2012, which provides more general information about the securities we may offer from time to time, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where you can find more information.”

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC related to this offering before investing in the notes, including the information contained in the documents identified under the heading “Where you can find more information” below.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission, which we refer to in this document as the “SEC.” Our SEC filings are available to the public over the Internet on the SEC’s web site at http://www.sec.gov and on the investor relations page of our website at http://www.associatedbank.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 (including the portions of our Proxy Statement on Schedule 14A, filed on March 14, 2012, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed on May 7, 2012 and August 3, 2012, respectively; and

•

our Current Reports on Forms 8-K filed on January 11, 2012, January 26, 2012, January 27, 2012, February 15, 2012, February 27, 2012, March 29, 2012, April 16, 2012, April 25, 2012, May 7, 2012, May 9, 2012, May 21, 2012, June 29, 2012 and August 8, 2012.

Upon written or oral request, we will provide—at no cost to the requester—a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may make a request by writing to us at the following address or calling the following telephone number:

Associated Banc-Corp

Attention: Corporate Secretary

1200 Hansen Road

Green Bay, Wisconsin 54304

(920) 491-7000

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that are incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. You can identify forward-looking statements by words such as “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the notes, you should be aware that the occurrence of the events discussed under the heading “Risk factors” in this prospectus supplement and in the information incorporated by reference herein (including the risk factors contained in our Annual Report on Form 10-K) for the year ended December 31, 2011, could have an adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

•	operating, legal and regulatory risks, including risks relating to our allowance for loan losses and impairment of goodwill;

•	economic, political and competitive forces affecting our banking, securities, asset management, insurance and credit services businesses;

•	integration risks related to acquisitions;

•	impact on net interest income of changes in monetary policy and general economic conditions; and

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to the “Risk factors” section of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference herein. The forward-looking statements contained or incorporated by reference in this prospectus supplement relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of the notes. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of the notes as well as the other considerations that are important to you in making a decision about whether to invest in the notes. You should pay special attention to the “Risk factors” section of this prospectus supplement and the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and the other documents incorporated by reference into this prospectus supplement, before you determine whether an investment in the notes is appropriate for you.

Associated Banc-Corp

Associated Banc-Corp (together with all of its subsidiaries and affiliates, collectively referred to in this sub-section as “we,” “us,” or “our”) is a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended, and incorporated in Wisconsin. Through our banking subsidiary Associated Bank, National Association (“Associated Bank”) and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses through approximately 250 banking offices serving more than 150 communities, primarily within our three-state footprint (Wisconsin, Illinois, and Minnesota). At June 30, 2012, we had $22.1 billion of consolidated assets, $15.1 billion of deposits, and $2.9 billion of stockholders’ equity. Measured by total assets held at June 30, 2012, we were the largest commercial bank holding company headquartered in Wisconsin and one of the top 50, publicly traded, U.S. bank holding companies.

Our business is primarily relationship-driven and is organized into three reportable segments: Commercial Banking, Consumer Banking and Risk Management and Shared Services.

•

The Commercial Banking segment offers loans, deposits, and related banking services to businesses (including regional middle market and larger commercial businesses, governments/municipalities, metro or niche markets, and companies with specialized borrowing needs such as financial institutions, or asset-based borrowers), which primarily include, but are not limited to: business checking and other business deposit products, business loans, lines of credit, commercial real estate financing, construction loans, letters of credit, revolving credit arrangements, and to a lesser degree, insurance related products and services, business credit cards, equipment and machinery leases, and the support to deliver, fund and manage such banking services. To further support business customers and correspondent financial institutions, we provide safe deposit and night depository services, cash management, risk management, international banking, as well as check clearing, safekeeping, and other banking-based services. The segment competes on the basis of relationship manager performance, commitment to local markets and market competitive pricing. This segment focuses on optimizing the go to market approach with emphasis on market alignment, relationship banking and sales excellence. At June 30, 2012, approximately 59% of our loan portfolio consisted of commercial and industrial, real estate construction, commercial real estate loans, and lease financing. The Commercial Banking segment represented approximately 38% of total revenues for the six months ended June 30, 2012.

•

The Consumer Banking segment consists of lending and deposit gathering to individuals and small businesses and also provides a variety of fiduciary, investment management, advisory and corporate agency services to assist customers in building, investing or protecting their wealth, including securities brokerage, and trust/asset management. The segment offers a variety of loan and deposit products to retail customers, including but not limited to: home equity loans and lines of credit, residential mortgage loans and mortgage refinancing, personal and installment loans, checking, savings, money market deposit accounts, IRA accounts, certificates of deposit, and safe deposit boxes; small business checking and deposit products, loans, lines of credit; fixed and variable annuities, full-service, discount and on-line investment brokerage; and trust/asset management, investment management, administration of pension, profit-sharing and other employee benefit plans, personal trusts, and estate planning. The segment competes by offering an extensive breadth and depth of products, an extensive branch network and competitive pricing. The Consumer Banking segment strives toward optimization of value propositions and relationship banking. The Consumer Banking segment represented approximately 57% of total revenues for the six months ended June 30, 2012.

•

The Risk Management and Shared Services segment includes Corporate Risk Management, Finance, Treasury, Operations and Technology functions, which are key shared functions. The segment also includes parent company activity, intersegment eliminations and residual revenue and expenses, representing the difference between actual amounts incurred and the amounts allocated to operating segments, including interest rate risk residuals (ALM mismatches) and credit risk and provision residuals (long term credit mismatches). The earning assets within this segment include the company’s investment portfolio and capital includes both allocated as well as any remaining unallocated capital. The Risk Management and Shared Services segment represented approximately 4% of total revenues for the six months ended June 30, 2012.

Our primary sources of revenue, through Associated Bank, are net interest income (predominantly from loans and deposits, and also from investment securities and other funding sources), and noninterest income, particularly fees and other revenue from financial services provided to customers or ancillary services tied to loans and deposits.

At June 30, 2012, the ratio of nonperforming assets to total loans plus other real estate owned was 2.43% and the ratio of stockholders’ equity to assets was 13.18%. At June 30, 2012, we reported a consolidated Tier 1 common equity to risk-weighted assets ratio of 12.04% (as further described in footnote (1) to the “Summary financial data” table on page S-5). We have consistently maintained regulatory capital ratios at or above the well capitalized standards. At June 30, 2012, our allowance for loan losses covered over 104% of our nonaccrual loan balances.

Our business strategy includes significant growth plans. We are not dependent upon a single or a few customers and we intend to continue pursuing a profitable growth strategy driven by new initiatives. We expect in the second half of 2012 to continue to execute on our strategic initiatives, including the hiring of additional talent, enhancing management reporting systems and investing in branch upgrades throughout our three-state footprint. We believe these ongoing investments will strengthen core businesses and position us for the future.

Our principal executive office is located at 1200 Hansen Road, Green Bay, Wisconsin 54304, and our telephone number at that address is (920) 491-7000.

Additional information about us and our subsidiaries is included in documents incorporated by reference.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the notes.”

Issuer	Associated Banc-Corp, a Wisconsin corporation.

Securities offered	$ aggregate principal amount of % Senior Notes due (the “notes”).

Issue date	, 2012.

Maturity	, .

Interest	We will pay interest at the rate of % per annum payable semi-annually in arrears on and of each year, beginning on , 2013.

Ranking	The notes will be Associated Banc-Corp’s unsecured senior obligations and will rank equally in right of payment with all of our other unsubordinated debt from time to time outstanding, and will be effectively subordinated to any secured debt of ours to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future debt of our subsidiaries.

As of June 30, 2012:

•	Associated Banc-Corp had $430 million in outstanding aggregate principal amount of our 5.125% Senior Notes due 2016;

•	Associated Banc-Corp had no outstanding secured long-term indebtedness;

•	Associated Banc-Corp (not including our subsidiaries) had an aggregate of approximately $211 million of outstanding unsecured subordinated debt and junior unsecured subordinated debt; and

•

our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $18.5 billion, all of which would rank structurally senior to the notes in case of liquidation or otherwise (excluding intercompany liabilities).

The indenture does not limit the amount of additional debt we or our subsidiaries may incur.

Optional redemption	We may redeem the notes, in whole or in part, on or after , (one month prior to maturity) at 100% of the principal amount of the notes, plus accrued interest “Description of the notes—Optional redemption by us.”

Restrictive covenants	We will issue the notes under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as the same may be amended or supplemented from time to time. The indenture, among other things, restricts our ability to dispose of, grant a security interest in or issue shares of voting stock of Associated Bank and to transfer our assets substantially as an entirety or merge into or consolidate with any person, without satisfying the conditions described in the section entitled “Description of the notes—Limitation on disposition of stock of principal subsidiary bank” and “—Consolidation, merger and sale of assets.”

No guarantees	The notes are not guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to the liabilities of our subsidiaries as discussed above under “Ranking.”

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ , after deducting estimated expenses and underwriting discounts and commissions. We intend to use the net proceeds of this offering to finance the previously announced redemption of the following trust preferred securities: (1) the 7-5/8% Trust Originated Preferred SecuritiesSM issued by ASBC Capital I, (2) the MMCapSSM issued by SFSC Capital Trust I and (3) the MMCapSSM issued by SFSC Capital Trust II. See “Use of proceeds.”

Listing	The notes will not be listed on any securities exchange.

SUMMARY FINANCIAL DATA

The following table sets forth our summary financial data for the periods presented. We derived the summary statement of income data for each of the years in the five-year period ended December 31, 2011, and the summary balance sheet data as of and for each of the years in the five-year period ended December 31, 2011, from our audited consolidated financial statements incorporated by reference herein. We derived the summary statement of income data for each of the six months ended June 30, 2012 and 2011, and the summary balance sheet data as of June 30, 2012 and 2011, from our unaudited consolidated financial statements incorporated by reference herein. The unaudited consolidated financial data include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements in accordance with accounting principles generally accepted in the United States of America. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods, and the results for the six months ended June 30, 2012 and 2011 are not necessarily indicative of results to be expected for the full year 2012 or for any other period. You should read this information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, incorporated by reference herein.

	For the Six Months ended June 30,		For the Years ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(dollars in thousands)
Interest income	$359,158	$375,245	$741,622	$806,126	$981,256	$1,126,709	$1,275,712
Interest expense	50,223	67,399	128,791	172,347	255,251	430,561	631,899

Net interest income	308,935	307,846	612,831	633,779	726,005	696,148	643,813
Provision for loan losses	—	47,000	52,000	390,010	750,645	202,058	34,509

Net interest income (loss) after provision for loan losses	308,935	260,846	560,831	243,769	(24,640)	494,090	609,304
Noninterest income	154,397	132,591	273,119	335,461	336,573	281,018	344,186
Noninterest expense	335,792	318,716	650,523	620,258	597,032	552,828	534,296

Income (loss) before income taxes	127,540	74,721	183,427	(41,028)	(285,099)	222,280	419,194
Income tax expense (benefit)	41,590	17,486	43,728	(40,172)	(153,240)	53,828	133,442

Net income (loss)	85,950	57,235	139,699	(856)	(131,859)	168,452	285,752
Preferred stock dividends and discount accretion	2,600	16,225	24,830	29,531	29,348	3,250	—

Net income (loss) available to common equity	83,350	41,010	114,869	(30,387)	(161,207)	165,202	285,752

Taxable equivalent adjustment	$10,557	$10,772	$21,374	$23,635	$24,820	$27,711	$27,259
Earnings (loss) per common share
Basic	0.48	0.24	0.66	(0.18)	(1.26)	1.29	2.24
Diluted	0.48	0.24	0.66	(0.18)	(1.26)	1.29	2.22
Cash dividends per common share	0.10	0.02	0.04	0.04	0.47	1.27	1.22

Period-End Balances:
Loans	$14,698,902	$13,089,589	$14,031,071	$12,616,735	$14,128,625	$16,283,908	$15,516,252
Allowance for loan losses	332,658	425,961	378,151	476,813	573,533	265,378	200,570
Investment securities, available for sale	4,521,436	5,742,034	4,937,483	6,101,341	5,835,533	5,143,414	3,358,617
Total assets	22,081,100	22,048,475	21,924,217	21,785,596	22,874,142	24,192,067	21,592,083
Deposits	15,106,871	14,066,050	15,090,655	15,225,393	16,728,613	15,154,796	13,973,913
Short and long-term funding	3,803,999	4,739,844	3,691,556	3,160,987	3,180,851	5,565,583	5,091,558
Stockholders’ equity	2,909,621	2,999,148	2,865,794	3,158,791	2,738,608	2,876,503	2,329,705

	For the Six Months ended June 30,		For the Years ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(dollars in thousands)
Average Balances:
Loans	$14,456,522	$12,840,289	$13,278,848	$13,186,712	$15,595,636	$16,080,565	$15,132,634
Investment securities	4,507,200	5,773,545	5,497,297	5,439,729	5,502,786	5,522,847	3,297,101
Total assets	21,671,870	21,432,029	21,588,620	22,625,065	23,609,471	22,037,963	20,638,005
Earning assets	19,378,888	19,364,948	19,442,263	20,568,495	21,337,382	19,839,706	18,644,770
Deposits	15,025,625	14,148,618	14,401,127	16,946,301	15,959,046	13,812,072	13,741,803
Interest-bearing liabilities	14,921,209	15,085,468	15,120,824	16,304,220	17,659,282	17,019,832	15,886,710
Stockholders’ equity	2,902,754	3,074,197	2,997,290	3,183,572	2,902,911	2,423,332	2,253,878

Financial Ratios:
Return on average equity	5.95%	3.75%	4.66%	(0.03%)	(4.54%)	6.95%	12.68%
Return on average assets	0.80%	0.54%	0.65%	(0.00%)	(0.56%)	0.76%	1.38%
Net interest margin	3.31%	3.30%	3.26%	3.20%	3.52%	3.65%	3.60%
Stockholders’ equity to total assets	13.18%	13.60%	13.07%	14.50%	11.97%	11.89%	10.79%
Tangible stockholders’ equity to tangible assets(1)	9.29%	9.71%	9.14%	10.59%	8.12%	8.23%	6.59%
Tier 1 common equity to risk-weighted assets(2)	12.04%	12.61%	12.24%	12.26%	7.85%	7.90%	7.88%
Average equity to average assets	13.39%	14.34%	13.88%	14.07%	12.30%	11.00%	10.92%

(1)	Tangible stockholders’ equity to tangible assets is a non-GAAP measure that equals stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.
(2)	Tier 1 common equity to risk-weighted assets is a non-GAAP measure that equals Tier 1 capital excluding qualifying perpetual preferred stock and trust preferred securities divided by risk-weighted assets.

RATIO OF EARNINGS TO FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

Our consolidated ratios of earnings to fixed charges and preferred stock dividends for each of the five years indicated below and for the six months ended June 30, 2012 and June 30, 2011 are as follows:

	For the Six Months ended June 30,		For the Years ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	4.86x	2.15x	2.71x	0.29x	*	2.25x	2.80x
Including interest on deposits	3.27x	1.68x	2.00x	0.66x	*	1.50x	1.66x

*	Earnings for the reporting period were inadequate to cover total fixed charges by $314 million.

For the purpose of computing the above ratios, earnings consist of income before income taxes and fixed charges, less preferred stock dividends and accretion. Fixed charges and preferred stock dividends, excluding interest on deposits, include interest expense on debt (including the amortization of premiums and discounts), the portion of rents representative of the interest factor and preferred stock dividends and accretion. Fixed charges and preferred stock dividends, including interest on deposits, include interest expense on debt and deposits (including the amortization of premiums and discounts), the portion of rents representative of the interest factor, and preferred stock dividends and accretion.

RISK FACTORS

Investing in the notes involves risks, including the risks described below that are specific to the notes and those that could affect us and our business. You should not purchase notes unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any notes, you should carefully consider the following discussion of risks and the other information in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference herein.

Risks Relating to the Notes

The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and nonbank subsidiaries. As a result, our ability to make payments on the notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the notes.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the notes to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary (including, in the case of Associated Bank, its depositors), except to the extent that we are a creditor of such subsidiary with claims that are recognized. As a result, the notes effectively will be subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposit liabilities. At June 30, 2012, the aggregate amount of all debt and other liabilities of our subsidiaries, including deposits, that would rank structurally senior to the notes was approximately $18.5 billion (excluding intercompany liabilities). Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes.

If Associated Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make principal and interest payments on our debt, including the notes.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. Regulations of the Office of the Comptroller of the Currency (“OCC”) its primary banking regulator, affect the ability of Associated Bank to pay dividends and other distributions to us and to make loans to us.

The notes will be effectively junior to all of our and our subsidiaries’ secured indebtedness.

The notes will be effectively subordinated to any secured debt we or our subsidiaries may incur, to the extent of the value of the collateral securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any debt that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

There are limited covenants in the indenture.

Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior or secured debt, under the indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, except for grants of security interests in voting stock of any principal subsidiary bank to the extent described under “Description of the notes—Limitation on disposition of stock of principal subsidiary bank,” we are not restricted under the indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities.

In addition, the indenture and the notes do not contain, among other things, provisions which would afford holders of the notes protection in the event of a highly leveraged or other transaction involving our company which could adversely affect the holders of the notes.

The notes are not insured or guaranteed by the FDIC.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency.

You may be unable to sell the notes because there is no public trading market for the notes.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. Consequently, the notes will be relatively illiquid and you may be unable to sell your notes. Although the underwriter has advised us that, following completion of the offering of the notes, the underwriter currently intends to make a secondary market in the notes, it is not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the notes may not develop or any such market may not have sufficient liquidity.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the notes in any secondary market will be affected by the supply and demand of the notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

United States interest rates. We expect that the market value of the notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the notes may decrease.

Our credit rating, financial condition and results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the notes. In general, if our credit ratings or financial condition change adversely, the market value of the notes may decrease.

We want you to understand that the impact of one of the factors above, such as an increase in United States interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit rating.

Our credit ratings may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $ after deducting estimated expenses and underwriting discounts and commissions.

We intend to use the net proceeds from the offering to finance the previously announced redemption of the following trust preferred securities as of the dates indicated:

Security	Outstanding Principal Amount	Interest Rate as of June 30, 2012		Maturity Date	Redemption Date
7-5/8% Trust Originated Preferred SecuritiesSM issued by ASBC Capital I	$150,000,000	7-5/8%		June 15, 2032	October 1, 2012
MMCapSSM issued by SFSC Capital Trust I	$15,000,000	3.92	%(1)	November 7, 2032	November 7, 2012
MMCapSSM issued by SFSC Capital Trust II	$15,000,000	3.27	%(2)	April 23, 2034	October 23, 2012

(1)	Based on 90 day LIBOR plus 3.45%

(2)	Based on 90 day LIBOR plus 2.80%

Prior to the applicable redemption dates, we intend to invest the net proceeds from the offering in interest bearing, investment grade securities.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of June 30, 2012 on an actual basis and as adjusted to give effect to (1) this offering, and (2) our anticipated use of the proceeds from this offering, which includes the redemption of the trust preferred securities described above under the heading “Use of proceeds.” You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2012
	Actual	As Adjusted for Notes Issuance	As Adjusted for Notes Issuance and Redemption of Trust Preferred Securities
(dollars in thousands)	(unaudited)
Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$3,874,429	$3,874,429	$3,874,429
Interest-bearing deposits	11,232,442	11,232,442	11,232,442

Total deposits	15,106,871	15,106,871	15,106,871
Federal funds purchased and securities sold under agreements to repurchase	1,253,270	1,253,270	1,253,270
Other short-term funding	1,400,000	1,400,000	1,400,000
Long-term funding	1,150,729
Accrued expenses and other liabilities	260,609	260,609	260,609

Total liabilities	$19,171,479
Stockholders’ equity
Preferred equity	$63,272	$63,272	$63,272
Common stock	1,750	1,750	1,750
Surplus	1,594,995	1,594,995	1,594,995
Retained earnings	1,213,735	1,213,735	1,213,735
Accumulated other comprehensive income	66,579	66,579	66,579
Treasury stock, at cost	(30,710)	(30,710)	(30,710)

Total stockholders’ equity	$2,909,621	$2,909,621	$2,909,621

Total liabilities and stockholders’ equity	$22,081,100

Capital Adequacy
Tier 1 common equity to risk-weighted assets	12.04%
Tier 1 risk-based capital ratio	13.64%
Total risk-based capital ratio	15.08%

DESCRIPTION OF THE NOTES

We will issue the notes under our senior debt securities indenture dated as of March 14, 2011, between Associated Banc-Corp and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a board resolution (as defined in the indenture). We refer to the senior debt securities indenture, as supplemented, as the “indenture.”

The following is a brief description of certain terms of the notes and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the indenture, which has been filed as an exhibit to the registration statement to which this prospectus supplement relates. Upon written or oral request to us at our address set forth under “Where You Can Find More Information” in the accompanying prospectus, we will provide at no cost to the requester a copy of the indenture.

In this “Description of the notes,” unless otherwise indicated, all references to “Associated Banc-Corp,” “we,” “us,” and “our” are only to Associated Banc-Corp and not to any of its subsidiaries.

General

The notes initially will be limited to an aggregate principal amount of $        . We may, from time to time, without notice to or consent of the existing holders of the notes, issue additional notes under the indenture having the same terms as the notes in all respects, except for the issue date, the issue price and the initial interest payment date.

The notes will be our unsecured, senior obligations and will rank equally in right of payment with all of our other unsubordinated debt from time to time outstanding. The notes will be effectively subordinated to any secured debt of ours to the extent of the value of the collateral securing such indebtedness. As of June 30, 2012, we had $430 million in outstanding aggregate principle amount of our 5.125% Senior Notes due 2016 and no outstanding secured indebtedness. The notes will not be guaranteed by any of our subsidiaries. As of June 30, 2012, we had approximately $211 million of outstanding unsecured subordinated and junior unsecured subordinated debt.

We are a bank holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the notes will be structurally subordinated in right of payment to claims of creditors of our subsidiaries, except to the extent that we may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors, other than Associated Banc-Corp, include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings. As of June 30, 2012, our subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $18.5 billion (excluding intercompany liabilities). All of such debt and other liabilities would rank structurally senior to the notes in case of liquidation or otherwise.

As a holding company, our ability to make payments on the notes will depend primarily on the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of Associated Bank, National Association to pay dividends or make other payments to us. See “Business—Supervision and Regulation—Banking Subsidiary Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2011, incorporated by reference herein, and “Risk Factors—Risks relating to the notes—The notes are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors” in this prospectus supplement.

We may, from time to time, without notice or consent from the holders of the notes, incur additional unsubordinated debt ranking equally in right of payment with the notes, as well as secured debt effectively ranking senior to the notes to the extent of the value of the collateral securing such debt and subordinated debt ranking junior in right of payment to the notes. Our subsidiaries may, without notice or consent of the holders of the notes, incur additional debt (including secured debt) and liabilities in the future, all of which would rank structurally senior to the notes.

The notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency.

The notes will be issued in registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We do not intend to apply for listing of the notes on any securities exchange.

Payment of principal and interest

Payment of the full principal amount of the notes will be due on , .

The notes will bear interest at the rate of     % per annum. Interest on the notes will begin to accrue on                     , 2012. We will pay interest on the notes semi-annually in arrears                     on                      and                     of each year, beginning                     , 2013. Interest will be paid to the person in whose name such note is registered at the close of business on every                     and                     (whether or not a business day) preceding the related interest payment date. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, redemption date or any maturity date for the notes falls on a day which is not a business day, the related payment of principal or interest on the notes will be made on the next day that is a business day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such interest payment date or maturity date, as the case may be. A “business day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

The notes are not subject to any sinking fund.

Optional redemption by us

We will have the option to redeem the notes in whole or in part, on or after                     ,                      (one month prior to maturity) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, in each case plus accrued interest on the notes to be redeemed to the date on which the notes are to be redeemed.

We must give the holders of the notes to be redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date. We will give the notice in the manner described under “—Notices.” If we elect to redeem fewer than all the notes, the trustee will select the particular notes to be redeemed on a pro rata basis or by such other method of selection, if any, that the trustee deems fair and appropriate.

The notes are not mandatorily redeemable at the option of the holders.

Events of default; waivers

An “event of default” under the indenture includes:

•	default in the payment of interest on any note and the continuance of that default for 30 days;

•	default in the payment of principal of, or premium, if any, on, any note at maturity;

•

default in the performance by us of any of the other covenants in the indenture, which continues for 60 days after notice by the trustee to us or by the holders of not less than 25% in principal amount of the outstanding notes to the trustee and us; or

•	specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp or any principal subsidiary bank.

If any event of default with respect to the notes occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding notes may rescind and annul the declaration.

If an event of default occurs under the indenture by failure to pay any principal payment at maturity or any interest payment for a period of 30 days, the trustee may demand payment of amounts then due and payable on the notes. Furthermore, if any event of default occurs under the indenture, the trustee may, in its discretion, proceed to enforce any covenant.

In addition, the holders of a majority in principal amount of the outstanding notes may waive any past default with respect to the notes, except for a default:

•	in any principal, premium or interest payment on the notes; or

•	in respect of a covenant which cannot be amended or modified without the consent of the holder of each outstanding note.

Subject to the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The indenture provides that the holders of a majority in principal amount of outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee, however, may decline to act if the direction is contrary to law or the indenture.

No holder will have the right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the notes;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request to the trustee to institute a proceeding, and those holders have offered the trustee reasonable indemnity;

•	the trustee has failed to institute the proceeding within 60 days after the notice, request and offer of reasonable indemnity; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding notes.

These limitations do not apply to a suit instituted by a holder of a note for the enforcement of payment of the principal of or any premium of interest on the note on or after the maturity date.

Modification and waiver

The indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of any holders of notes to, among other things:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders;

•	add any additional events of default;

•	add to or change the indenture to permit or facilitate the issuance of notes in bearer form or to permit or facilitate the issue of notes in uncertificated form;

•	secure the notes;

•	evidence the acceptance of appointment by a successor trustee; or

•	cure any ambiguity or correct any inconsistency in the indenture or make other changes, provided that any such action does not adversely affect the interests of the holders in any material respect.

Other amendments and modifications of the indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of outstanding notes. No modification or amendment may, however, without the consent of each holder of outstanding notes:

•	change the stated maturity of the principal of, or any installment of principal or interest on the notes;

•	reduce the principal amount of (or premium, if any) or the interest rate on the notes or the principal amount due upon acceleration of a note;

•	change the place or currency of payment of principal of (or premium, if any), or the interest on the notes;

•	impair the right to sue for the enforcement of any such payment on or with respect to the notes;

•	reduce the percentage of holders of notes necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding notes necessary to waive compliance with certain covenants in the indenture or for waiver of certain defaults.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding notes have given, made or taken any request, demand, authorization, direction, notice, consent or waiver under the indenture, notes owned by Associated Banc-Corp or any affiliate of Associated Banc-Corp shall be disregarded and deemed not to be outstanding.

Consolidation, merger and sale of assets

We may, without the consent of the holders of the notes, consolidate with or merge into any other person or transfer or lease our assets substantially as an entirety to another person, or permit another person to consolidate with or merge into us, as long as:

•	the successor is a corporation, partnership or trust organized and validly existing under the laws of the United States, any state or the District of Columbia;

•	the successor (if not Associated Banc-Corp) expressly assumes, by supplemental indenture, all of our obligations on the notes and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease of our properties and assets complies with the indenture and that all conditions precedent to such transaction have been complied with.

Limitation on disposition of stock of principal subsidiary bank

The indenture contains a covenant that provides, so long as any of the notes are outstanding, neither we nor any of our subsidiaries will sell, grant a security interest in or otherwise dispose of any shares (or any securities convertible into, or options, warrants or rights to purchase, shares) of voting stock (other than directors’ qualifying shares) of any principal subsidiary bank, except to us or any intermediate subsidiary. In addition, the covenant provides that neither we nor any intermediate subsidiary will permit any principal subsidiary bank to issue any shares (or securities convertible into, or options, warrants or rights to purchase, shares) of its voting stock (other than directors’ qualifying shares), except to us or any intermediate subsidiary. We further will not permit any intermediate subsidiary that owns any shares (or any securities convertible into, or options, warrants or rights to purchase, shares) of voting stock of any principal subsidiary bank to cease to be an intermediate subsidiary.

The above covenant is subject to our rights in connection with a consolidation or merger of us with or into another person or a sale of our assets substantially as an entirety. The covenant also does not apply if:

•

(a) the sale, grant of a security interest or other disposition is made for fair market value on the date thereof, as determined by our board of directors and evidenced by a duly adopted resolution, and (b) after giving effect to such disposition, we and any one or more of our intermediate subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank, free and clear of any security interest; or

•	the sale, grant of a security interest or other disposition is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.

The above covenant also does not restrict our principal bank subsidiary from being consolidated with or merged into another domestic banking institution, if after the merger or consolidation (A) we and any one or more intermediate subsidiaries collectively own at least 80% of the voting stock of the resulting banking institution and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the indenture shall have happened and be continuing.

In the indenture:

•

“intermediate subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any state or the District of Columbia, and (ii) of which all the shares of each class of voting stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of such voting stock, are owned directly by us or another intermediate subsidiary, free and clear of any security interest;

•

“principal subsidiary bank” means any of our subsidiaries which (1)(A) is an institution which accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans or (B) is a trust company and (2) has total assets equal to 30% or more of our consolidated assets determined as of the date of the most recent audited financial statements of such entities;

•

“subsidiary” means a person (defined as any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof) more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or by us and one or more of our other subsidiaries (for the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency); and

•

“voting stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time stock of any other class or classes shall have contingent voting rights).

Defeasance and covenant defeasance

The indenture contains a provision that permits us to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to the notes; and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full the notes.

In the indenture, “U.S. government obligations” are:

•

direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not callable or redeemable by us; and

•	certain depositary receipts with respect to an obligation referred to immediately above.

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the notes will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to the notes, then even if there were a default under the related covenant, payment of the notes could not be accelerated. We may exercise our defeasance option with respect to the notes even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of the notes may not be accelerated because of any event of default. If we exercise our covenant defeasance option and acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the notes. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Persons deemed owners

We, the trustee and any of our and the trustee’s agents may treat the registered owner of any note as the absolute owner of that security, whether or not the note is overdue and despite any notice to the contrary, for any purpose.

Governing law

The indenture and notes will be governed by, and construed in accordance with, the laws of the State of New York.

The trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee for the notes. The trustee has all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any holders of notes, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. We and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee in the ordinary course of business.

Book-entry, delivery and form

Book-entry system

The notes will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered certificates will be issued as global notes in the aggregate principal amount of the notes. Such global notes will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

So long as DTC, or its nominee, is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global note will not be entitled to have the notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of such notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for such global note and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Owners of beneficial interests in a global note may elect to hold their interests in such global note either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

As long as the notes of each series are represented by the global notes, we will pay principal of and interest on those notes to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.

Settlement

Investors in the notes will be required to make their initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Participant customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC, Clearstream and Euroclear), but we take no responsibility for the accuracy thereof.

Neither we, the trustee nor the underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the notes or payments to, or the providing of notice to participants or beneficial owners.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the notes. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, persons who purchase or sell notes as part of a wash sale for tax purposes, or persons who hold notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

If a partnership, or other entity treated as a partnership for United States federal income tax purposes, holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax advisor.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. Holder” is a beneficial owner of notes that is, for United States federal income tax purposes, (1) a citizen or individual resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (3) an estate, the income of which is subject to United States federal income tax regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person for United States federal income tax purposes is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of notes that is neither a U.S. Holder nor a partnership for United States federal income tax purposes.

United States federal income taxation of U.S. Holders

Payments of stated interest

Stated interest on the notes will generally be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes.

Disposition of the notes

Upon the sale, exchange or other taxable disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference, if any, between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as discussed under “United States federal income taxation of U.S. Holders—Payments of stated interest”) and (ii) such holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder. Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital loss by a U.S. Holder is subject to limitations.

Backup withholding and information reporting

For each calendar year in which the notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold a tax at a rate of 28% (scheduled to increase to 31% for taxable years beginning on or after January 1, 2013) from each payment on the notes and on the proceeds from a sale of the notes.

Backup withholding is not an additional tax and may generally be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required procedures are followed, and the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

Medicare surtax

In addition to the United States federal income tax, for taxable years beginning on or after January 1, 2013, certain individuals, estates and trusts may be required to pay a 3.8% Medicare surtax on the lesser of (i) “net investment income” including, among other things, interest and proceeds of sale in respect of securities like the notes, subject to certain exceptions, or (ii) the amount by which the taxpayer’s adjusted gross income exceeds a certain threshold ($250,000 for married individuals filing jointly, $200,000 for unmarried individuals and $125,000 for married individuals filing separately).

United States federal income taxation of Non-U.S. Holders

Payments of stated interest

Subject to the discussion below of backup withholding and FACTA (as defined below), payments of interest on the notes to a Non-U.S. Holder will generally not be subject to United States federal withholding tax under the “portfolio interest exemption,” provided that:

1.	such payments are not effectively connected with the conduct of a United States trade or business, or, in the case of an income tax treaty resident, a United States permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States;

2.	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

3.	the Non-U.S. Holder is not a controlled foreign corporation that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

4.	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

5.	either (a) the beneficial owner of the notes certifies on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that a properly executed IRS Form W-8BEN (or a suitable substitute form or successor form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof. If a Non-U.S. Holder holds the notes through certain foreign intermediaries or certain foreign partnerships, the foreign intermediaries or foreign partnerships must also satisfy the certification requirements imposed by the applicable Regulations.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of stated interest made to such Non-U.S. Holder will be subject to United States federal withholding tax at a rate of 30% unless the beneficial owner of the note provides us or our agent with a properly executed:

1.	IRS Form W-8BEN (or a suitable substitute form or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

2.	IRS Form W-8ECI (or a suitable substitute form or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with a United States trade or business or, if an income tax treaty applies, it is attributable to a permanent establishment or fixed base maintained in the United States of the beneficial owner (in which case such interest will be subject to regular graduated United States tax rates as described below).

Non-U.S. Holders should consult their own tax advisors about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the notes is effectively connected with a United States trade or business of the beneficial owner (and, if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax at a rate of 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

Disposition of the notes

Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain or income realized on the sale, exchange or other disposition of a note unless (a) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (b) such gain or income is effectively connected with a United States trade or business (and, if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a note will be treated as discussed under “—United States federal income taxation of Non-U.S. Holders—Payments of stated interest.”

A Non-U.S. Holder described in (a) above will be subject to a flat 30% United States federal income tax on the gain derived from the sale, which may be offset by United States source capital loss, even though the Non-U.S. Holder is not considered a resident of the United States. A Non-U.S. Holder described in (b) above will be subject to United States federal income taxation in the same manner as if it were a U.S. Holder, and if such Non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax at a rate of 30% (unless reduced by an applicable income tax treaty).

Backup withholding and information reporting

United States backup withholding tax will not apply to payments of interest on a note or proceeds from the sale or other disposition of a note payable to a Non-U.S. Holder if the certification described in “—United States federal income taxation of Non-U.S. Holders—Payments of stated interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting still may apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed, and the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

FATCA

On March 18, 2010, President Obama signed into law the “Hiring Incentives to Restore Employment (HIRE) Act, which includes a provision known as the “Foreign Account Tax Compliance Act of 2009” or “FATCA.”

Under FATCA, foreign financial institutions (which includes hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or be subject to a new 30% withholding tax on U.S.-source payments made to them (“withholdable payments”). For periods beginning after December 31, 2013, U.S. payors must withhold upon non-compliant foreign financial institutions with respect to U.S. source fixed or determinable annual or periodical payments (“U.S. FDAP”), and for periods beginning after December 31, 2014, U.S. payors must additionally withhold upon non-compliant foreign financial institutions with respect to proceeds from the disposition of assets that generate U.S. FDAP (although under proposed regulations, withholding under FATCA would not be required with respect to payments made on debt instruments that are outstanding on January 1, 2013 and which are not materially modified). For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any debt instrument of U.S. issuers. The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The United States Treasury is authorized to issue rules coordinating the FATCA withholding regime with the existing nonresident withholding tax rules as described above in “—United States federal income taxation of Non-U.S. Holders—Backup withholding and information reporting.” When finalized, these rules will determine whether, and the extent to which, we will have to impose 30% withholding with respect to payments to noncompliant foreign financial institutions of stated interest and proceeds from the disposition of the notes.

FATCA withholding will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue, certain “deemed compliant” foreign financial institutions, and individuals, and the U.S. Treasury is authorized to provide additional exceptions.

Prospective Non-U.S. Holders should consult their tax advisors concerning the application of the FATCA provisions described above.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and, to the extent relevant, disposition of notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account (“IRA”) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

General fiduciary matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering the purchase, holding and, to the extent relevant, disposition of notes with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues. Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

The underwriter or we may be parties in interest or disqualified persons with respect to ERISA Plans and the purchase, holding and/or, to the extent relevant, disposition of notes by an ERISA Plan with respect to which we, the underwriter or certain of our or their affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held (and, to the extent applicable, disposed of) in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition, holding and/or, to the extent relevant, disposition of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the notes are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

Representation. Each purchaser and holder of notes will be deemed to have represented and warranted that either (1) it is not a Plan, and no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (2) the purchase and holding (and, to the extent applicable, disposition) of a note will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding (and, to the extent applicable, disposition) of the notes. The acquisition, holding and, to the extent relevant, disposition of notes by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

We and the underwriter for the offering named below have entered into an underwriting agreement with respect to the notes. Under the terms and subject to the conditions in the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the notes. The underwriting agreement provides that the underwriter will purchase all the notes if any of them are purchased.

The underwriter initially proposes to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriter may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount. In addition, the underwriter may allow, and the selected dealers may re-allow, a concession of up to     % of the principal amount to certain other dealers. After the initial offering, the underwriter may change the public offering price and any other selling terms. The underwriter may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The notes are new issues of securities with no established trading market. We have been advised by the underwriter that the underwriter intends to make a secondary market for the notes, but it is not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid any trading market for the notes will be.

In connection with the offering of the notes, the underwriter may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater principal amount of notes than it is required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress.

These activities by the underwriter may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.

We estimate that we will pay approximately $300,000 for expenses, excluding underwriting discounts, allocable to the offering.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

We have agreed for a period from the date of this prospectus supplement through and including the business day following the closing date of this offering, that we will not, without the prior written consent of the underwriter, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year.

The underwriter and its affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing, banking and commercial services to us and/or our affiliates, for which it has in the past received, and may in the future receive, customary fees and expenses.

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of the issuer.

The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and the underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia and Manitoba on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus and Registration Exemptions,

•

the purchaser is a “Canadian permitted client” as defined in National Instrument 31-103—Registration Requirements and Exemptions, or as otherwise interpreted and applied by the Canadian Securities Administrators,

•	where required by law, the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•

the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the notes to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or on (416) 593-3684.

Rights of Action—Ontario Purchasers

Under Ontario securities legislation, certain purchasers who purchase a security offered by this document during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this document contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

VALIDITY OF NOTES

The validity of the notes offered hereby will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin, and for the underwriter by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely on the opinions of Randall J. Erickson, Esq., Executive Vice President, General Counsel and Corporate Secretary of Associated Banc-Corp and Godfrey & Kahn, S.C., Milwaukee, Wisconsin, as to matters of Wisconsin law.

EXPERTS

The consolidated financial statements of Associated Banc-Corp as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, which are included in our Annual Report on Form 10-K, have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Associated Banc-Corp

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

Associated Banc-Corp or the selling security holders of Associated Banc-Corp may offer from time to time to sell, in one or more series, the securities described in this prospectus. The registration statement that contains this prospectus also registers the resale of shares of preferred stock of Associated Banc-Corp, warrants of Associated Banc-Corp and shares of common stock of Associated Banc-Corp to be issued upon the exercise of the warrants, which have been sold by the United States Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program.

These securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.

The principal executive offices of Associated Banc-Corp are located at 1200 Hansen Road, Green Bay, Wisconsin 54304, and the telephone number is (920) 491-7000.

We or our selling security holders will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The shares of the common stock of Associated Banc-Corp are listed on the Nasdaq Global Select Market under the symbol “ASBC.” On January 10, 2012, the closing price of Associated Banc-Corp’s common stock was $12.51 per share.

Purchasers of securities should read and consider the information set forth in “Risk Factors” on page 3 of this prospectus and in the accompanying prospectus supplement, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF ASSOCIATED BANC-CORP AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND, UNLESS SPECIFIED IN A PROSPECTUS SUPPLEMENT, WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This prospectus is dated January 11, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information provided under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or which will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “us,” “we” and the “Company” refer to Associated Banc-Corp.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E., Room 1580

Washington, D.C. 20549

1-800-732-0330

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.

Our SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at http://www.sec.gov.

This prospectus is a part of a Registration Statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

Our SEC Filings (File No. 001-31343)	Period or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2010

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2011; Quarter ended June 30, 2011; and Quarter ended September 30, 2011

Current Reports on Form 8-K	Filed on January 25, 2011; February 22, 2011; March 25, 2011; March 28, 2011; April 6, 2011; April 26, 2011; June 15, 2011; July 18, 2011; July 26, 2011; September 6, 2011; September 12, 2011; September 15, 2011; September 30, 2011; October 26, 2011; November 28, 2011; December 1, 2011; December 6, 2011; December 23, 2011; and January 11, 2012

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Associated Banc-Corp

Attention: Corporate Secretary

1200 Hansen Road

Green Bay, Wisconsin 54304

(920) 491-7000

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. Such forward-looking statements may relate to our financial condition, results of operations, plans, objectives, future performance or business and are based upon the beliefs and assumptions of our management and the information available to our management at the time these disclosures are prepared. These forward-looking statements involve risks and uncertainties that we may not be able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements.

Before you invest in our securities, you should be aware that the occurrence of the events discussed under the caption “Risk Factors” in our 2010 Annual Report on Form 10-K, discussed in the disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus and in the information incorporated by reference herein, could have a material and adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

•	operating, legal and regulatory risks, including risks relating to our allowance for loan losses and impairment of goodwill;

•	economic, political, and competitive forces affecting our banking, securities, asset management, insurance, and credit services businesses;

•	integration risks related to acquisitions;

•	impact on our net interest income from changes in monetary policy and general economic conditions; and

•	the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ASSOCIATED BANC-CORP

General

We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when we received permission from the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) to acquire three banks. At September 30, 2011, we owned one nationally chartered commercial bank headquartered in Wisconsin, serving local communities within our three-state footprint (Wisconsin, Illinois and Minnesota) and, measured by total assets held at September 30, 2011, we are the largest commercial bank holding company headquartered in Wisconsin and one of the top 50 financial services holding companies operating in the United States. At September 30, 2011, we owned one nationally chartered trust company headquartered in Wisconsin, serving clients throughout our three-state footprint. At December 31, 2011, we also owned 29 limited-purpose banking and nonbanking subsidiaries either located in or conducting business primarily in our three-state footprint that are closely related or incidental to the business of banking.

We provide our subsidiaries with leadership, as well as financial and managerial assistance in areas such as corporate development, auditing, marketing, legal/compliance, human resources management, risk management, facilities management, security, purchasing, credit administration, asset and liability management and other treasury-related activities, budgeting, accounting and other finance support.

Responsibility for the management of the subsidiaries remains with their respective boards of directors and officers. Services rendered to the subsidiaries by us are intended to assist the management of these subsidiaries to expand the scope of services offered by them. At December 31, 2011, our banking subsidiary, Associated Bank, National Association, provided services through approximately 270 banking locations serving more than 150 communities.

Services

Through our banking subsidiary and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses in the communities we serve. We organize our business into two reportable segments: Banking and Wealth Management. Our banking and wealth management activities are conducted predominantly in Wisconsin, Minnesota and Illinois, and are primarily delivered through branch facilities in this tri-state area, as well as supplemented through loan production offices, supermarket branches, a customer service call center and 24-hour phone-banking services, an interstate Automated Teller Machine (ATM) network, and internet banking services. The banking segment represented approximately 90% of total revenues for the nine months ended September 30, 2011. Our profitability is significantly dependent on net interest income, noninterest income, the level of the provision for loan losses, noninterest expense, and related income taxes of our banking segment.

Banking consists of lending and deposit gathering (as well as other banking-related products and services) to businesses, governments and consumers, and the support to deliver, fund and manage such banking services. We offer a variety of loan and deposit products to retail customers, including but not limited to: home equity loans and lines of credit, residential mortgage loans and mortgage refinancing, education loans, personal and installment loans, checking, savings, money market deposit accounts, IRA accounts, certificates of deposit and safe deposit boxes. As part of our management of originating and servicing residential mortgage loans, the majority of our long-term, fixed-rate residential real estate mortgage loans are sold in the secondary market with servicing rights retained. Loans, deposits and related banking services to businesses (including small and larger businesses, governments/municipalities, metro or niche markets, and companies with specialized lending needs such as floor plan lending or asset-based lending) primarily include, but are not limited to: business checking and other business deposit products, business loans, lines of credit, commercial real estate financing, construction loans, letters of credit, revolving credit arrangements, and to a lesser degree business credit cards and equipment and machinery leases. To further support business customers and correspondent financial institutions, we provide safe deposit and night depository services, cash management and international banking, as well as check clearing, safekeeping, and other banking-based services.

The wealth management segment provides products and a variety of fiduciary, investment management, advisory and corporate agency services to assist customers in building, investing or protecting their wealth. Customers include individuals, corporations, small businesses, charitable trusts, endowments, foundations and institutional investors. The wealth management segment represented approximately 10% of total revenues for the nine months ended September 30, 2011. The wealth management segment is comprised of a full range of personal and business insurance products and services (including life, property, casualty, credit and mortgage insurance, fixed annuities, and employee group benefits consulting and administration); full-service investment brokerage, variable annuities, and discount and on-line brokerage; and trust/asset management, investment management, administration of pension, profit-sharing and other employee benefit plans, personal trusts, and estate planning.

We are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on us. No material portion of our business is seasonal.

Our principal executive office is located at 1200 Hansen Road, Green Bay, Wisconsin 54304. Our phone number is (920) 491-7000.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company under the Bank Holding Company Act, we and our business activities are subject to the supervision, examination and regulation of the Federal Reserve Board.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated. This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and the banking system as a whole, not for the protection of investors.

We are a member of the Federal Reserve System. Our subsidiary bank, Associated Bank, National Association, is subject to regulation by the Office of the Comptroller of the Currency, and its deposits are insured by the FDIC.

Restrictions on Payment of Dividends

We are a legal entity separate and distinct from our subsidiaries. Substantially all of our operations are conducted through our banking subsidiary. As a result, our ability to meet our obligations and pay dividends on our common stock will depend primarily on the ability of this subsidiary to pay dividends in amounts sufficient to service these obligations. Provisions of federal banking laws restrict the amount of dividends that our banking subsidiary may pay to us. Under applicable federal laws, no dividends may be paid in an amount greater than the net or undivided profits then on hand, subject to other applicable provisions of law. In addition, prior approval from our federal banking regulator is required if dividends declared by our banking subsidiary in any calendar year will exceed the subsidiary’s net profits for that year, combined with its retained net profits for the preceding two years. Our ability to pay dividends may be further restricted as a result of statutes applicable to the particular banking organization or regulatory policies and guidelines relating to dividend payments and capital adequacy. For example, we may not pay a dividend in an amount greater than our undivided profits without regulatory and shareholder approval.

We are also prohibited under federal law from paying any dividend that would cause us to become undercapitalized. In addition, the federal regulatory agencies are authorized to prohibit a bank or bank holding company from engaging in an unsafe or unsound banking practice. The payment of dividends could, depending on the financial condition of a particular banking organization, be deemed to constitute an unsafe or unsound practice.

The payment of dividends by each of our nonbank subsidiaries is limited by the laws of the jurisdiction in which each is incorporated. Particular subsidiaries may also be subject to regulatory limitations on the payment of dividends or regulations that have the effect of limiting dividend payments.

The Federal Reserve Board has issued a policy statement with regard to the payment of cash dividends by bank holding companies. The policy statement provides that, as a matter of prudent banking, a bank holding company should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company’s capital needs, asset quality, and overall financial condition. Accordingly, a bank holding company should not pay cash dividends that exceed its net income or can only be funded in ways that weaken the bank holding company’s financial health, such as by borrowing.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered securities will be added to our general corporate funds and may be used for:

•	debt reduction or debt refinancing;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and nonbank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our subsidiary bank.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of consolidated earnings to fixed charges for the nine months ended September 30, 2011 and 2010 and each of our last five years:

Nine Months Ended September 30,		Year Ended December 31,
2011	2010	2010	2009	2008	2007	2006
1.87x	0.57x	0.66x	*	1.5x	1.66x	1.73x

*	Earnings for the reporting period were inadequate to cover total fixed charges by $314 million.

For the purpose of computing the above ratios, earnings consist of income before income taxes and fixed charges, less preferred stock dividends and accretion. Fixed charges and preferred stock dividends, excluding interest on deposits, include interest expense on debt (including the amortization of premiums and discounts), the portion of rents representative of the interest factor and preferred stock dividends and accretion. Fixed charges and preferred stock dividends, including interest on deposits, include interest expense on debt and deposits (including the amortization of premiums and discounts), the portion of rents representative of the interest factor, and preferred stock dividends and accretion.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

General

We have described below certain general terms that may apply to the debt securities issued pursuant to this prospectus. We will describe the particular terms of any such debt securities we offer to you in the prospectus supplement relating to those debt securities.

We will issue the senior debt securities under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and we will issue the subordinated debt securities under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures for the senior debt securities and the subordinated debt securities is not complete. You should refer to the indentures, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Neither of the indentures limits the amount of senior and subordinated debt securities that we may issue. We also have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all “senior indebtedness” (as defined below under “Subordinated Debt Securities — Subordination”). In addition, under certain circumstances relating to our dissolution, winding-up, liquidation or reorganization, the subordinated debt securities will be junior to all “other financial obligations” (as defined below under “Subordinated Debt Securities — Subordination”).

We are a bank holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will be subordinated in right of payment to claims of creditors of our subsidiaries, except to the extent that Associated Banc-Corp may be recognized, and receive payment, as a creditor of those subsidiaries. Claims of our subsidiaries’ creditors, other than Associated Banc-Corp, include substantial amounts of long-term debt, deposit liabilities, federal funds purchased, securities sold under repurchase agreements, commercial paper and other short-term borrowings.

We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. We will specify in the prospectus supplement relating to a particular series of debt securities being offered the particular amounts, prices, and terms of those debt securities. These terms may include:

•	the title and type of the senior and subordinated debt securities;

•	any limit on the aggregate principal amount or aggregate initial offering price of the senior and subordinated debt securities;

•	the purchase price of the senior and subordinated debt securities;

•	the dates on which the principal of the senior and subordinated debt securities will be payable;

•	the interest rates of the senior and subordinated debt securities, or the method for determining those rates, and the interest payment dates for the senior and subordinated debt securities;

•	the places where payments may be made on the senior and subordinated debt securities;

•	any mandatory or optional redemption provisions applicable to the senior and subordinated debt securities;

•	any sinking fund or similar provisions applicable to the senior and subordinated debt securities;

•	the authorized denominations of the senior and subordinated debt securities, if other than $1,000 and integral multiples of $1,000;

•

if denominated in a currency other than U.S. dollars, the currency or currencies, including the euro or other composite currencies, in which payments on the senior and subordinated debt securities will be payable (which currencies may be different for principal, premium, and interest payments);

•	any conversion or exchange provisions applicable to the senior and subordinated debt securities;

•	any defaults and events of default applicable to the senior and subordinated debt securities (if not described in this prospectus);

•

whether the senior and subordinated debt securities will be issuable only in global form, which is known as a global security, and, if so, the name of the depositary for the global security and the circumstances under which the global security may be registered for transfer or exchange in the name of the person other than the depositary; and

•	any other specific terms of the senior and subordinated debt securities.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the debt securities.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. Any applicable prospectus supplement will also contain any special U.S. federal income tax or other information relating to original issue discount securities.

Persons considering the purchase, ownership, or disposition of original issue discount debt securities or other kinds of debt securities, including debt securities linked to an index or payable in currencies other than U.S. dollars, should consult their own tax advisors concerning the U.S. federal income tax consequences to them from the purchase, ownership, or disposition of those securities in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

Unless otherwise specified in the applicable prospectus supplement, we will issue the senior and subordinated debt securities only in fully registered form without coupons. You will not be required to pay a service charge for any transfer or exchange of senior and subordinated debt securities, but we may require payment of any taxes or other governmental charges.

Unless otherwise specified in the applicable prospectus supplement, we will pay principal, premium, if any, and interest, if any, on the senior and subordinated debt securities at the corporate trust office of the trustee. You may also make transfers or exchanges of senior and subordinated debt securities at that location. We also have the right to pay interest on any senior and subordinated debt securities by check mailed to the registered holders of such debt securities at their registered addresses. In connection with any payment on debt securities, we may require the holder to certify information to Associated Banc-Corp. In the absence of that certification, we may rely on any legal presumption to enable us to determine our responsibilities, if any, to deduct or withhold taxes, assessments, or governmental charges from the payment.

Neither of the indentures limits our ability to enter into a highly leveraged transaction or provides you with any special protection in the event of such a transaction. In addition, neither of the indentures provides special protection in the event of a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization, or similar restructuring of Associated Banc-Corp.

The senior and subordinated debt securities may be offered together with warrants to purchase additional senior and subordinated debt securities, warrants to purchase shares of common stock or warrants to purchase shares of preferred stock. We may also issue debt securities exchangeable for or convertible into other series of our senior and subordinated debt securities. The applicable prospectus supplement will describe the specific terms of any of those warrants or exchangeable or convertible securities. It will also describe the specific terms of the debt securities issuable upon the exercise, exchange, or conversion of those securities. See “Description of Warrants” below.

Senior Debt Securities

The senior debt securities will be direct, unsecured general obligations of Associated Banc-Corp, will constitute senior indebtedness of Associated Banc-Corp, and will have the same rank as our other senior indebtedness. For a definition of “senior indebtedness,” see “Subordinated Debt Securities — Subordination” below.

Limitation on Disposition of Stock of Principal Subsidiary Bank. The senior indenture contains a covenant by us that, so long as any of the senior debt securities are outstanding, neither we nor any of our wholly-owned subsidiaries will dispose of any shares of voting stock of our principal subsidiary bank, or any securities convertible into, or options, warrants, or rights to purchase, shares of voting stock of our principal subsidiary bank, except to Associated Banc-Corp or another of our wholly-owned subsidiaries. In addition, the covenant provides that neither we nor any of our wholly-owned subsidiaries will permit our principal subsidiary bank to issue any shares of its voting stock (other than directors’ qualifying shares), or securities convertible into, or options, warrants, or rights to purchase, shares of its voting stock.

The above covenant is subject to our rights in connection with a consolidation or merger of Associated Banc-Corp with or into another person or a sale of our assets. The covenant also will not apply if:

(1) (a) the disposition in question is made for fair market value, as determined by the board of directors of Associated Banc-Corp; and (b) after giving effect to the disposition, we and any one or more of our wholly-owned subsidiaries will collectively own at least 80% of the issued and outstanding voting stock of the principal subsidiary bank in question or any successor to that principal subsidiary bank, free and clear of any security interest; or

(2) the disposition in question is made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction.

The above covenant also does not restrict our principal bank subsidiary from being consolidated with or merged into another domestic banking corporation, if after the merger or consolidation, (A) Associated Banc-Corp, or its successor, and any one or more of our wholly-owned subsidiaries own at least 80% of the voting stock of the resulting bank, and (B) no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the senior indenture shall have happened and be continuing.

The senior indenture defines the term “principal subsidiary bank” to mean any of our subsidiaries which is a commercial bank and which has total assets equal to 30 percent or more of the total consolidated assets of Associated Banc-Corp as of the date of our most recent audited consolidated financial statements. At present, Associated Bank, National Association is our sole subsidiary bank which constitutes a principal subsidiary bank under this definition. As used above, “voting stock” means a class of stock having general voting power under ordinary circumstances irrespective of the happening of a contingency. The above covenant would not prevent our principal subsidiary bank from engaging in a sale of assets to the extent otherwise permitted by the senior indenture.

Events of Default. The senior indenture defines an event of default with respect to any series of senior debt securities as any one of the following events:

(1) default in the payment of interest on any senior debt security of that series and the continuance of that default for 30 days;

(2) default in the payment of principal of, or premium, if any, on, any senior debt security of that series at maturity;

(3) default in the deposit of any sinking fund payment applicable to any senior debt security of that series and the continuance of that default for 5 days;

(4) failure by us for 60 days after notice to perform any of the other covenants or warranties in the senior indenture applicable to that series;

(5) specified events of bankruptcy, insolvency, or reorganization of Associated Banc-Corp; and

(6) any other event of default specified with respect to senior debt securities of that series.

If any event of default with respect to senior debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the senior debt securities of that series are original issue discount senior debt securities, a specified portion of the principal amount) of all senior debt securities of that series to be due and payable immediately. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of that series may annul the declaration.

We will describe in the applicable prospectus supplement any particular provisions relating to the acceleration of the maturity of a portion of the principal amount of original issue discount senior debt securities upon an event of default.

Subject to the duty to act with the required standard of care during a default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of senior debt securities, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The senior indenture provides that the holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or other power conferred on the trustee. However, the trustee may decline to act if the direction is contrary to law or the senior indenture.

The senior indenture includes a covenant requiring us to file annually with the trustee a certificate of no default or specifying any default that exists.

Defeasance and Covenant Defeasance. The senior indenture contains a provision that, if made applicable to any series of senior debt securities, permits us to elect:

•	defeasance, which would discharge us from all of our obligations (subject to limited exceptions) with respect to any senior debt securities of that series then outstanding, and/or

•	covenant defeasance, which would release us from our obligations under specified covenants and the consequences of the occurrence of an event of default resulting from a breach of these covenants.

To make either of the above elections, we must deposit in trust with the trustee money and/or U.S. government obligations (as defined below) or, with respect to senior debt securities denominated in a foreign currency, foreign government obligations (as defined below) which, through the payment of principal and interest in accordance with their terms, will provide sufficient money, without reinvestment, to repay in full those senior debt securities.

As used in the senior indenture, “U.S. government obligations” are:

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direct obligations of the U.S. or of an agency or instrumentality of the U.S., in either case that is guaranteed as a full faith and credit obligation of the U.S. and that is not redeemable by the issuer; and

•	certain depositary receipts with respect to an obligation referred to in clause immediately above.

As used in the senior indenture, “foreign government obligations” are direct obligations of a foreign government or governments or of an agency or instrumentality of such foreign government or governments, in either case that is guaranteed as a full faith and credit obligation of such foreign government or governments and that is not redeemable by the issuer.

As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize income, gain, or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if defeasance or covenant defeasance had not occurred. That opinion, in the case of defeasance, but not covenant defeasance, must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling or upon a change in applicable federal income tax law.

If we exercise our covenant defeasance option with respect to a particular series of senior debt securities, then even if there were a default under the related covenant, payment of those senior debt securities could not be accelerated. We may exercise our defeasance option with respect to a particular series of senior debt securities, even if we previously had exercised our covenant defeasance option. If we exercise our defeasance option, payment of those senior debt securities may not be accelerated because of any event of default. If we exercise our covenant defeasance option and an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on those senior debt securities. This is because the required deposit of money and/or U.S. government obligations in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver. The senior indenture provides that we, together with the trustee, may enter into supplemental indentures without the consent of the holders of senior debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of senior debt securities;

•	add any additional events of default;

•	add to or change the senior indenture to permit or facilitate the issuance of debt securities in bearer form;

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add to, change or eliminate a provision of the senior indenture if such addition, change or elimination does not apply to a senior debt security created prior to the execution of such supplemental indenture, or modify the rights of a holder of any senior debt security with such provision;

•	secure any senior debt security;

•	establish the form or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

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cure any ambiguity or correct any inconsistency in the senior indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of senior debt securities of any affected series in any material respect.

Other amendments and modifications of the senior indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the outstanding senior debt securities affected by the amendment or modification. No modification or amendment may, however, without the consent of the holder of each outstanding senior debt security affected:

•	change the stated maturity of the principal of or any installment of principal or interest, if any, on any such senior debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such senior debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on such senior debt security;

•	impair the right to sue for the enforcement of any such payment on or with respect to any such senior debt security;

•	reduce the percentage of holders of senior debt securities necessary to modify or amend the senior indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding securities necessary to waive compliance with certain provisions of the senior indenture or for waiver of certain defaults.

The holders of at least a majority of the aggregate principal amount of the outstanding securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of the senior indenture and may waive any past default under the senior indenture, except a default in the payment of principal, premium, or interest or in the performance of certain covenants.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any senior debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person, or permit another corporation to merge into Associated Banc-Corp, as long as:

•	the successor is a person organized under U.S. law;

•	the successor, if not us, assumes our obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	other specified conditions are met.

Subordinated Debt Securities

The subordinated debt securities will be direct, unsecured general obligations of Associated Banc-Corp. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness — and, in certain circumstances described below relating to our dissolution, winding-up, liquidation, or reorganization — to all other financial obligations. The subordinated indenture does not limit the amount of debt, including senior indebtedness, or other financial obligations we may incur.

Unless otherwise specified in the applicable prospectus supplement, the maturity of the subordinated debt securities will be subject to acceleration only upon our bankruptcy or reorganization. See “— Events of Default” below.

The holders of subordinated debt securities of a series that are specified to be convertible into our common stock or other securities will be entitled as specified in the applicable prospectus supplement to convert those convertible subordinated debt securities into common stock or such other securities, at the conversion price, at the times, and on the terms set forth in the prospectus supplement.

Subordination. The subordinated debt securities will be subordinate and junior in right of payment to all senior indebtedness and, under certain circumstances described below, to all other financial obligations.

As used in this prospectus, “senior indebtedness” means the principal of, premium, if any, and interest on all indebtedness for money borrowed by us, whether or not the senior indebtedness was outstanding on the date that the subordinated indenture became effective or was created, assumed, or incurred after that date (including all indebtedness for money borrowed by another person that we guarantee). Senior indebtedness, however, does not include indebtedness that is stated in its terms not to be superior to or to have the same rank as the subordinated debt securities.

The subordinated indenture defines “other financial obligations” to mean all indebtedness of Associated Banc-Corp for claims in respect of derivative products, such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements, except obligations that constitute senior indebtedness and except obligations that are expressly stated in their terms to have the same rank as, or not to rank senior to, the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated securities.

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities may be made if there shall have occurred and be continuing:

•	a default in the payment of principal of (or premium, if any) or interest on senior indebtedness;

•	an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof; or

•	if any judicial proceeding shall be pending with respect to any such default.

In addition, upon our dissolution, winding-up, liquidation, or reorganization:

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we must pay to the holders of senior indebtedness the full amounts of principal of, premium, if any, and interest, if any, on the senior indebtedness before any payment or distribution is made on the subordinated debt securities, and

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if, after we have made those payments on the senior indebtedness, amounts are available for payment on the subordinated debt securities and creditors who hold other financial obligations have not received their full payments, then we will first use amounts available for payment on the subordinated debt securities to pay in full all other financial obligations before we may make any payment on the subordinated debt securities.

No Limitation on Disposition of Voting Stock of Principal Subsidiary Bank. The subordinated indenture does not contain a covenant prohibiting us from selling or otherwise disposing of any shares of voting stock of our subsidiary bank, or securities convertible into, or options, warrants, or rights to purchase shares of, voting stock of our subsidiary bank. The subordinated indenture also does not prohibit our subsidiary bank from issuing any shares of their voting stock or securities convertible into, or options, warrants, or rights to purchase shares of, their voting stock.

Events of Default. An event of default under the subordinated indenture with respect to subordinated debt securities of any series occurs upon certain events in bankruptcy, insolvency or reorganization involving us and any other event of default regarding that series of debt securities. If an event of default in connection with any outstanding series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately. Subject to certain conditions, the declaration of acceleration may be rescinded and annulled by the holders of a majority of the principal amount of subordinated debt securities of that series.

In addition, the subordinated indenture also provides for defaults, which are not events of default and do not entitle the holders to accelerate the principal of the subordinated debt securities. The following are defaults under the subordinated indenture with respect to subordinated debt securities of a series:

•	our failure to pay principal of, or any premium on, any debt security of that series when the payment is due;

•	our failure to pay any interest on any debt security of that series when the interest payment is due, and continuance of this default for 30 days;

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our default in the performance, or breach, of any of our covenants or warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a different series of subordinated debt securities, which has continued for 60 days after we have been given written notice of the default as provided in the indenture;

•	any event of default under the subordinated indenture; and

•	any other default regarding that series of debt securities.

If there is a default in payment of principal or interest (not cured within 30 days) in connection with any outstanding series of subordinated debt securities and upon demand of the trustee, we will be required to pay the whole principal amount (and premium, if any) and interest, if any, then due and payable on the subordinated debt securities of that series to the trustee for the benefit of the holders of the outstanding subordinated debt securities of that series.

Defeasance and Covenant Defeasance. The subordinated indenture contains a provision that, if made applicable to any series of subordinated debt securities, permits us to elect defeasance and/or covenant defeasance under the same terms described above in “Senior Debt Securities—Defeasance and Covenant Defeasance.”

Modification and Waiver. The subordinated indenture contains provisions providing for the amendment or modification of the subordinated indenture and waiver of compliance with certain provisions or past defaults under the same terms described above in “Senior Debt Securities—Modification and Waiver”. Additionally, no modification or amendment to the subordinated indenture may, without the consent of the holder of each outstanding subordinated debt security affected:

•	modify the subordination provisions of the subordinated debt securities of any series in a manner adverse to the holders of the subordinated debt securities; or

•	adversely affect the right to convert any subordinated debt security.

Consolidation, Merger, and Sale of Assets. We may, without the consent of the holders of any subordinated debt securities, consolidate or merge with any other person or transfer or lease all or substantially all of our assets to another person or permit another corporation to merge into Associated Banc-Corp under the same terms described above in “Senior Debt Securities—Consolidation, Merger, and Sale of Assets.”

Conversion. The subordinated indenture contains provisions providing for the designation of any series of subordinated debt securities as convertible into our common stock upon the exercise by the holder of the right to convert such series of subordinated debt securities into common stock in accordance with the terms of the subordinated indenture.

Information Concerning the Trustee

Associated Banc-Corp and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee under each of the senior indenture and the subordinated indenture in the ordinary course of business.

Governing Law

The senior indenture, the subordinated indenture, the senior debt securities, and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

We have one class of common stock, the Associated Banc-Corp common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 174,591,841 shares were outstanding as of January 9, 2012, exclusive of shares held in treasury.

The following summary is not complete. You should refer to the applicable provision of our Amended and Restated Articles of Incorporation, as amended, and to the Wisconsin Business Corporation Law for a complete statement of the terms and rights of our common stock.

Dividend Rights

Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our preferred stock. No share of our common stock is entitled to any preferential treatment with respect to dividends.

Voting Rights

Each holder of our common stock will be entitled at each stockholders meeting, with regard to each matter to be voted on, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares will not be able to elect any directors.

Rights Upon Liquidation

Subject to the rights of holders of any of our preferred stock which may be issued from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our stockholders, on a pro rata basis.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. The transfer agent, registrar, and dividend disbursement agent for our common stock shall be named in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

Under our Amended and Restated Articles of Incorporation, as amended, our board of directors is authorized, without further stockholder action, to issue up to 750,000 shares of preferred stock, $1.00 par value per share, in one or more series, and to determine the voting powers and the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions of each series. Except for the (i) 65,000 shares of our 8.00% Perpetual Preferred Stock, Series B, par value of $1.00, with a liquidation preference of $1,000 per share outstanding as of November 30, 2011 and (ii) 525,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, none of which was outstanding as of January 9, 2012, no shares of our authorized preferred stock have been designated or are outstanding. We may amend our Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Amended and Restated Articles of Incorporation and the Wisconsin Business Corporation Law.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over Associated Banc-Corp, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

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upon shareholder approval of an amendment to the Amended and Restated Articles of Incorporation, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund, and other rights and restrictions applicable to that series of preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. The following summary is not complete. You should also refer to our Amended and Restated Articles of Incorporation, as amended, and to our Articles of Amendment relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. Our Amended and Restated Articles of Incorporation was filed as an exhibit to our Quarterly Report on Form 10-Q filed on May 8, 2006. Our Amendment to the Amended and Restated Articles of Incorporation in connection with the designation of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, was filed as an exhibit to our Current Report on Form 8-K filed on November 21, 2008. Our Amendment to the Amended and Restated Articles of Incorporation in connection with the designation of our Series B Preferred Stock was filed as an exhibit to our Current Report on Form 8-K filed on September 15, 2011. We will file the certificate of designations with the SEC promptly after the offering of the applicable series of preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, in the event we liquidate, dissolve, or wind up our business, each series of preferred stock being offered will have the same rank as to dividends and distributions as each other series of preferred stock we may offer in the future by use of this prospectus and will rank senior as to dividends and distributions to all classes of common stock. The preferred stock will have no preemptive rights.

Dividend Rights

If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books (or, if applicable, the records of the depositary referred to below under “Depositary Shares”) on record dates determined by the board of directors. Currently, dividends on any series of our preferred stock will be cumulative, because our current Amended and Restated Articles of Incorporation, as amended, require that preferred stock dividends be cumulative. However, dividends on our 8.00% Perpetual Preferred Stock, Series B, par value of $1.00, with a liquidation preference of $1,000 per share, will automatically become non-cumulative immediately upon the effective date of an amendment to our Amended and Restated Articles of Incorporation (the “Amendment”) permitting the issuance of preferred stock which pays non-cumulative dividends. Our board of directors has approved the Amendment, and it is expected to become effective in April 2012 following common shareholder approval and our filing of the Amendment with the Department of Financial Institutions of the State of Wisconsin. Following the filing the Amendment, dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. Following the filing of the Amendment, if our board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period.

We may not declare or pay any dividend on any series of preferred stock, unless, for the dividend period commencing after the immediately preceding dividend payment date, we have previously declared and paid or we contemporaneously declare and pay full dividends, including cumulative dividends still owing, if any, on any other series of preferred stock that ranks equally with or senior to that series of preferred stock. If we do not pay the dividends on those equally and senior ranking series in full, we may only declare dividends pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other equally or senior ranking series of preferred stock will bear to each other the same ratio that accrued dividends per share on that series of preferred stock and those other series bear to each other. In addition, generally, unless we have paid full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of preferred stock, we may not declare or pay dividends on our common stock, and generally we may not redeem or purchase any common stock. We will not pay interest or any sum of money in lieu of interest on any dividend payment or payments that may be in arrears on any series of preferred stock being offered.

For each dividend period of preferred stock being offered by use of this prospectus and an applicable prospectus supplement, we will compute the amount of dividends payable by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights upon Liquidation

In the event that we liquidate, dissolve, or wind-up our affairs, either voluntarily or involuntarily, you will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation, or winding-up of our business or affairs.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates, the redemption prices for that series, and whether those redemption prices will be paid in cash, stock, or a combination of cash and stock, will be set forth in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that, if our capital stock is not sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the prospectus supplement.

If we are redeeming fewer than all the outstanding shares of any series of preferred stock being offered, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the board of directors determines to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption, and all rights of the holders of those shares, except the right to receive the redemption price, will cease.

In the event that we fail to pay full dividends, including accrued but unpaid dividends, if any, on any series of preferred stock being offered, we may not redeem that series in part, and we may not purchase or acquire any shares of that series of preferred stock, except by an offer made on the same terms to all holders of that series of preferred stock.

Conversion Rights

The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock. As described under “Redemption” above, under certain circumstances, preferred stock may be mandatorily convertible into our common stock or another series of our preferred stock.

Voting Rights

Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock being offered will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we offer full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. As more fully described below under “Description of Depositary Shares,” however, if we use this prospectus to offer depositary shares representing a fraction of a share of a series of preferred stock, each depositary share, in effect, will be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of preferred stock being offered will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

8.00% Perpetual Preferred Stock, Series B

As of January 9, 2012, we had 65,000 shares of 8.00% Perpetual Preferred Stock, Series B, par value of $1.00, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) issued and outstanding. The depositary is the sole holder of the 8.00% Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Series B Preferred Stock” or the “Series B Shares”), as described under “Depositary Shares Representing the Series B Shares” below, and all references in this prospectus to the holders of the Series B Shares shall mean the depositary. However, the holders of the depositary shares representing the Series B Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series B Shares, as described under “Depositary Shares Representing the Series B Shares.” This summary of the Series B Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series B Preferred Stock, copies of which are incorporated by reference to the registration statement of which this prospectus is a part and are also available upon request from us, and the applicable provisions of the Wisconsin Business Corporation Law and federal law governing bank holding companies.

Each holder of Series B Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series B Shares by our board of directors or a duly authorized committee of the board in their sole discretion. Dividends will be cumulative during the Cumulative Dividend Period and non-cumulative during the Non-Cumulative Dividend Period, in each case as discussed below under “Dividends.” During the Non-Cumulative Dividend Period, if we do not declare dividends or do not pay dividends in full on the Series B Shares on any date on which dividends are due, then these undeclared and unpaid dividends (including any that accumulated during the Cumulative Dividend Period) will not cumulate, accrue or be payable.

The Series B Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series B Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series B Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “—Liquidation Rights.”

The Series B Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series B Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series B Shares.

Ranking

The Series B Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series B Shares. The Series B Shares rank equally with our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (none of which is currently outstanding) and at least equally with any other series of preferred stock ranking equal to the Series B Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable.

During any Dividend Period (as defined below), so long as any Series B Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series B Shares (plus, during the Cumulative Dividend Period, all unpaid dividends for all prior Dividend Periods, as described below under “Dividends—General”) have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series B Shares that have been called for redemption as described below under “Redemption”:

•	no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

•	no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us.

On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series B Shares and other equity securities designated as ranking on parity with the Series B Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series B Shares and the dividend parity stock shall be shared:

•

first ratably by the holders of any such shares (including the Series B Shares, if during the Cumulative Dividend Period), who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and

•	thereafter by the holders of these shares on a pro rata basis.

We have agreed, in the Articles of Amendment to our Amended and Restated Articles of Incorporation establishing the terms of the Series B Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series B Shares.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series B Shares from time to time out of any funds legally available for such payment, and the Series B Shares shall not be entitled to participate in any such dividend.

Dividends

General

Dividends on the Series B Shares will not be mandatory. Holders of Series B Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series B Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, cash dividends at a rate per annum equal to 8.00%, applied to the fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series B Shares will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on December 15, 2011 (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Shares commenced upon (and included) the date of original issuance of the Series B Shares. If additional Series B Shares are issued at a future date, the first Dividend Period for such Series B Shares will commence upon (and include) (i) if the Series B Shares are issued on a Dividend Payment Date, the date on which the Series B Shares were issued and (ii) if the Series B Shares are not issued on a Dividend Payment Date, the most recent Dividend Payment Date preceding the date on which the Series B Shares were issued.

Dividends will be paid to holders of record on the 15th calendar date before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the Series B Shares.

The dividend payable per Series B Share for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Solely for any Dividend Payment Date during the Cumulative Dividend Period, unpaid dividends for prior Dividend Periods will continue to accumulate. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close.

We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series B Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy guidelines. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.

Cumulative and Non-Cumulative Dividend Periods

Dividends on the Series B Shares are currently cumulative, because our Amended and Restated Articles of Incorporation currently require that preferred stock dividends be cumulative. However, dividends on the Series B Shares will, pursuant to the terms of the Series B Shares, automatically become non-cumulative immediately upon the effective date of the Amendment permitting the issuance of preferred stock which pays non-cumulative dividends. Our board of directors has approved the Amendment, proposed it for submission to common shareholders at our next annual meeting of shareholders scheduled for April 24, 2012 and recommended that they approve it. The Amendment will become effective, and dividends will become non-cumulative, following common shareholder approval and the filing of the Amendment with the Department of Financial Institutions of the State of Wisconsin. We intend to hold a shareholder vote on the Amendment at our 2012 annual meeting of shareholders, and, if not approved at that meeting, at subsequent annual or special meetings until approval is obtained. In this prospectus, we refer to the period prior to the effective date of the Amendment as the “Cumulative Dividend Period” and we refer to the period commencing upon the effective date of the Amendment as the “Non-Cumulative Dividend Period.”

The change from cumulative to non-cumulative dividends is a term of the Series B Shares and occurs automatically upon effectiveness of the Amendment. Holders of depositary shares or Series B Shares will have no right to vote on the Amendment or on the change from cumulative to non-cumulative dividends.

During any Dividend Period for which the corresponding Dividend Payment Date occurs during the Non-Cumulative Dividend Period, the dividends on the Series B Shares will be non-cumulative (even if a portion of that Dividend Period occurs during the Cumulative Dividend Period, and even if there are undeclared and unpaid dividends for Dividend Periods occurring during the Cumulative Dividend Period). For any Dividend Payment Date occurring during the Non-Cumulative Dividend Period, we have no obligation to pay dividends for the corresponding Dividend Period after that Dividend Payment Date or to pay interest with respect to these dividends, whether or not we declare dividends on the Series B Shares for any subsequent Dividend Period.

Redemption

Optional Redemption

The Series B Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series B Shares may be redeemed on or after September 15, 2016 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series B Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the appropriate Federal banking agency, at the cash redemption price provided below. Dividends will not accrue on those Series B Shares on and after the redemption date. Neither the holders of Series B Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B Shares.

Redemption Following a Regulatory Capital Event

We may redeem the Series B Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the appropriate Federal banking agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series B Shares; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of the Series B Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series B Shares, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series B Shares (assuming that the Series B Shares are non-cumulative whether or not the determination is made during the Non-Cumulative Dividend Period) then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any Share is outstanding. Dividends will not accrue on those Series B Shares on and after the redemption date.

Redemption Price

The redemption price for any redemption of Series B Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series B Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption during the Non-Cumulative Dividend Period, the sum of any declared and unpaid dividends for Dividend Periods to the redemption date, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption during the Non-Cumulative Dividend Period, the sum of any declared and unpaid dividends for prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to the date of redemption. The redemption price for any redemption of Series B Shares, whether an Optional Redemption or Regulatory Event Redemption, during the Cumulative Dividend Period, will be equal to $1,000 per Series B Share (equivalent to $25 per depositary share), plus, the sum of any unpaid dividends for all prior Dividend Periods for that share, plus a pro rata portion of the dividend for the then-current Dividend Period to the redemption date.

Redemption Procedures

If Series B Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series B Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series B Shares or the depositary shares representing the Series B Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series B Shares designated for redemption will not affect the redemption of any other Series B Shares. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of Series B Shares to be redeemed and, if less than all the Series B Shares held by the holder are to be redeemed, the number of Series B Shares to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the Series B Shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series B Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series B Shares so called for redemption, then, on and after the redemption date, those Series B Shares shall no longer be deemed outstanding and all rights of the holders of those Series B Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

In the case of any redemption of only part of the Series B Shares at the time outstanding, the Series B Shares to be redeemed will be selected either pro rata, by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the board of directors shall have the full power and authority to prescribe the terms and conditions upon which Series B Shares shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series B Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series B Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to the redemption of the Series B Shares.

Neither the holders of the Series B Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series B Shares.

Liquidation Rights

In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series B Shares will be entitled to receive an amount per Series B Share (the “Total Liquidation Amount”) equal to the fixed liquidation preference of $1,000 per Series B Share (equivalent to $25 per depositary share) plus (i) in the case of a liquidation, dissolution or winding up of our business and affairs during the Non-Cumulative Dividend Period, the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend in which the liquidation distribution is made and declared and, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution or (ii) in the case of a liquidation, dissolution or winding up of our business and affairs during the Cumulative Dividend Period, the sum of any unpaid dividends for all prior Dividend Periods for that share, plus a pro rata portion of the dividend for the then-current Dividend Period to the date of such liquidation distribution. Holders of the Series B Shares will be entitled to receive the Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series B Shares with respect to that distribution.

If our assets are not sufficient to pay the Total Liquidation Amount in full to all holders of Series B Shares and all holders of any shares of our stock having the same rank as the Series B Shares with respect to any such distribution, the amounts paid to the holders of Series B Shares and such other shares will be paid pro rata in accordance with the respective Total Liquidation Amount to which those holders are entitled. If the Total Liquidation Amount per Series B Share has been paid in full to all holders of Series B Shares and the liquidation preference of any other shares having the same rank as the Series B Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series B Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

The holders of Series B Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series B Shares will have one vote per Series B Share (or one vote per 40 depositary shares) on any matter on which holders of Series B Shares are entitled to vote, including any action by written consent.

Right to Elect Two Directors Upon Non-Payment of Dividends

If and whenever the dividends on the Series B Shares and any other class or series of our stock that ranks on parity with Series B Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six quarterly dividends (whether or not consecutive), the authorized number of our directors then constituting our board of directors will automatically be increased by two. Holders of Series B Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series B Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series B Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series B Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series B Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books.

The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the outstanding Series B Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever either:

•

during the Non-Cumulative Dividend Period, full dividends have been paid on the Series B Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full; or

•	during the Cumulative Dividend Period, all dividends on the Series B Shares and any other cumulative voting parity stock have been paid in full;

then the right of the holders of Series B Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Other Voting Rights

So long as any Series B Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series B Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to:

•

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series B Shares; or

•

amend, alter or repeal the provisions of our Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Shares or the holders thereof;

provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series B Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series B Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series B Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series B Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Under Wisconsin law, the vote of the holders of a majority of the outstanding Series B Shares, voting as a separate voting group, is required for:

•	certain amendments to our Amended and Restated Articles of Incorporation impacting the Series B Shares;

•	the approval of any dividend payable in Series B Shares to holders of shares of another class or series of our stock;

•	the approval of any proposed share exchange that includes Series B Shares; or

•

the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Amended and Restated Articles of Incorporation, would require action on the proposed amendment.

Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series B Shares to vote separately as a group on a plan of merger does not apply if:

•	the articles of incorporation of the surviving corporation will not differ from our articles of incorporation as then in effect;

•

each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

•

the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series B Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series B Shares to effect the redemption.

Depositary, Transfer Agent, Registrar and Paying Agent

Wells Fargo Bank, N.A. is the depositary, transfer agent, registrar and paying agent for the Series B Shares.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

The following summary of the deposit agreement, the depositary shares, and the depositary receipts is not complete. We will file the forms of the deposit agreement and depositary receipts with the SEC promptly after the offering of the depositary shares. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange, and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

When appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock. These distributions will be in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary with regard to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares, however, will be effective only if approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding-up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility under the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

If the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement, neither the depositary nor we will be liable. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon documents believed to be genuine, written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S., and it must have a combined capital and surplus of at least $50 million.

Depositary Shares Representing the Series B Shares

As of January 9, 2012, we had 2,600,000 depositary shares, each representing a 1/40th ownership interest in a share of 8.00% Perpetual Preferred Stock, Series B, par value of $1.00, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) issued and outstanding. We deposited the underlying Series B Shares with a depositary pursuant to a deposit agreement among us, Wells Fargo Bank, N.A., acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a Series B Share represented by that depositary share, to all the rights and preferences of the Series B Shares represented thereby (including dividend, voting, redemption and liquidation rights). This description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, including our Articles of Amendment with respect to the Series B Shares, which has been filed as an exhibit to our SEC filings and the applicable provisions of the Wisconsin Business Corporation Law and federal law governing bank holding companies.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement, and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

In this section, we have summarized the material terms and provisions of the warrant agreements and warrants. We have also filed the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following, if applicable:

•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations, and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

•

the designation and terms of any series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share, or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	U.S. federal income tax consequences; and

•	any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

•	the offering price;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number, and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•

the designation and terms of the series of debt securities, preferred stock, depositary shares, or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share, or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•

the number of shares of preferred stock, depositary shares, or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares, or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	U.S. federal income tax consequences; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock, or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock, or other securities, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares, or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares, or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then-outstanding unexercised warrants affected by the modification or amendment consent. No modification or amendment that accelerates the expiration date, however, or increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments. Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	we issue capital stock as a dividend or distribution on the common stock;

•	we subdivide, reclassify, or combine the common stock;

•

we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock, or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	A reclassification or change of the common stock;

•	A consolidation, merger or share exchange involving our Company; or

•	A sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale, or conveyance if they had exercised their common stock warrants immediately before the transaction.

Warrants Issued Pursuant to Capital Purchase Program Under the Troubled Asset Relief Program

We originally issued to the United States Department of the Treasury (the “Treasury”) warrants (the “CPP Warrants”) to purchase 3,983,308 shares of our common stock in a private placement under the Capital Purchase Program established by the Treasury as part of its Troubled Asset Relief Program as authorized by the Emergency Economic Stabilization Act of 2008. On December 6, 2011, the Treasury closed an underwritten secondary public offering of the CPP Warrants. The following is a brief description of the terms of the CPP Warrants. This summary does not purport to be complete in all respects. This summary is subject to, and qualified in its entirety by reference to, the form of CPP Warrants and warrant agreement, copies of which were filed as an exhibit to our Current Report on Form 8-K filed on December 6, 2011. The initial exercise price applicable to each CPP Warrant was $19.77 per share of common stock for which the CPP Warrant may be exercised. All or any portion of the CPP Warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on November 21, 2018 by surrender to the warrant agent of the CPP Warrant and a completed notice of exercise attached as an annex to the CPP Warrant and the payment of the exercise price per share for the shares of common stock for which the CPP Warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the CPP Warrants equal to the value of the aggregate exercise price of the CPP Warrants so exercised, determined by reference to the market price of our common stock on the trading day on which the CPP Warrants are exercised and notice is delivered to the warrant agent. The number of shares of common stock issuable upon exercise and the exercise price applicable to the CPP Warrants are subject to adjustment. Any CPP Warrants may be amended and the observance of any material term of such CPP Warrants may be waived with the consent of a majority of the holders of such CPP Warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the CPP Warrants (other than pursuant to the terms of the adjustment provisions in the CPP Warrant certificate described above), (ii) that would shorten the time period during which the CPP Warrants are exercisable or (iii) that would change in a manner adverse to such warrantholder the terms of the adjustment provisions in the CPP Warrant certificate described above. We will at all times reserve the aggregate number of shares of our common stock for which the CPP Warrants may be exercised. The CPP Warrants and the shares of common stock issuable upon the exercise of the CPP Warrants have been approved for listing on NASDAQ under the symbol “ASBCW.”

DESCRIPTION OF UNITS

We may issue securities as part of a unit consisting of any combination of the debt securities, common stock, preferred stock, depositary shares and warrants described in this prospectus. The terms of a series of units may be described in a unit agreement between us and a bank or trust corporation as unit agent. The applicable prospectus supplement will describe the specific terms of any units.

CERTAIN ERISA CONSIDERATIONS

The discussion herein of ERISA is general in nature and is not intended to be all-inclusive. Any fiduciary of an employee benefit plan considering an investment by the plan in the securities should consult with its legal advisors regarding the consequences of such investment.

General

A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. Such fiduciary should consider whether the investment satisfies ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the tax code prohibit a wide range of prohibited transactions involving the assets of a plan subject to ERISA, or the assets of an individual retirement account or plan subject to section 4975 of the tax code, or any entity in which such plan invests whose assets are deemed plan assets under ERISA, referred to as an ERISA plan, and persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified person,” within the meaning of the tax code). Such transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or a disqualified persons to be subject to excise taxes.

Governmental plans and certain church plans (each as defined under ERISA) are not subject to ERISA’s fiduciary duty and prohibited transaction rules. Such plans may, however, be subject to federal, state, or local laws or regulations that may affect their investment in the securities. Any fiduciary of such a governmental or church plan considering an investment in the securities should determine the effect of such laws or regulations on a purchase of securities by such plan.

Prohibited Transactions

We may be a party in interest or disqualified person with respect to an ERISA plan investing in the securities. Therefore, such investment by an ERISA plan may give rise to a prohibited transaction in the form of either a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring such securities for, or on behalf of, an ERISA plan should determine either that we are not a party in interest or disqualified person with respect to the ERISA plan or that a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the securities or that such investment in, or acquisition of, such securities will not result in a prohibited transaction.

The statutory or administrative prohibited transaction class exemptions, each a PTCE, from the prohibited transaction rules under ERISA and the tax code that may be available to an ERISA plan that is investing in the securities, include the following ERISA investor exemptions:

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house managers;

•	PTCE 95-60, regarding investments by insurance company general accounts; and

•

ERISA Section 408(b)(17) and tax code section 4975(d)(20) regarding certain transactions between an ERISA plan and a party in interest or disqualified person which is a service provider to the ERISA plan or related to such service provider

The acquisition of securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan will be deemed to constitute a representation by such person or entity to us either that we are not a disqualified person or party in interest with respect to the ERISA plan or that such person or entity is eligible for exemptive relief available pursuant to either the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of such securities.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, section 4975 of the tax code and any similar laws to such investment and whether an exemption would be applicable to the purchase and holding (and, to the extent applicable, disposition) of the depositary shares. The acquisition, holding and, to the extent relevant, disposition of any of the securities by or to any ERISA plan or other plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular ERISA plan or other plan, or that such an investment is appropriate for plans generally or any particular ERISA plan or other plan.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company (“DTC”). We understand that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities, except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co. as the registered holder of these securities.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell, or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary, or warrant agent as registered holders of the securities entitled to the benefits of our Amended and Restated Articles of Incorporation or the applicable indenture, deposit agreement, or warrant agreement. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations, and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of:

•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it.

The ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We understand that DTC will take any action permitted to be taken by a registered holder of any securities under our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement, or warrant agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•

we execute and deliver to the relevant registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the applicable indenture, deposit agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for reregistration, the registrar, transfer agent, trustee, depositary, or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our Amended and Restated Articles of Incorporation, as amended, or the relevant indenture, deposit agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer, or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Associated Banc-Corp, the trustee, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of debt securities outside the U.S. through Clearstream Banking, societe anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations and may include the underwriters for a particular offering of debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to permanent global debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by

Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). The Euroclear Operator conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.

The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to permanent global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global debt securities, initial settlement for permanent global debt securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules and accordingly secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the permanent global debt securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in permanent global debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in permanent global debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in permanent global debt securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in permanent global debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global debt securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly. We may also offer the securities in exchange for our other securities.

Underwriters, dealers, and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; these activities, if commenced, may be discontinued without notice at any time.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, when applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.

If we offer bearer debt securities under this prospectus, each underwriter, dealer, and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell, or deliver bearer debt securities to a U.S. citizen or to any person within the U.S., unless federal law permits otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq Global Select Market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters, dealers, and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe are accurate, but we assume no responsibility for the accuracy of the information. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker- dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We can not assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the common stock, preferred stock, depositary shares and warrants offered by us pursuant to this prospectus will be passed upon for us by Kristi A. Hayek, Senior Vice President and Acting General Counsel of Associated Banc-Corp. The validity of the senior debt securities and the subordinated debt securities offered by us pursuant to this prospectus will be passed upon for us by Katten Muchin Rosenman LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Associated Banc-Corp as of December 31, 2010, and 2009, and for each of the years in the three-year period ended December 31, 2010 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.